CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-230905 on Form S-3 and Registration Statement No. 333-221945 on Form S-8 of our reports dated March 5, 2021, relating to the financial statements of CURO Group Holdings Corp. and the effectiveness of CURO Group Holdings Corp.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 5, 2021